BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF CASH FLOWS
                               (UNAUDITED)

                                                    Nine Months Ended
                                                      September 30,
                                                    1998         1997

Supplemental disclosures of cash flow
    information:

         Cash paid during the period for:

             	Interest                         $   102,000   $  121,047
                                                  ========     ========
             	Income taxes                     $   167,000   $   74,000
                                                  ========     ========










See Notes to Condensed Consolidated Financial Statements


























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